UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2022, the Compensation and Talent Management Committee (the “Committee”) of the Board of Directors of Fossil Group, Inc. (the “Company”) approved a base salary of $1,100,000 for Mr. Kosta N. Kartsotis, the Company's Chairman of the Board and Chief Executive Officer (“CEO”).  Mr. Kartsotis has served as CEO since October 2000 and Chairman of the Board since May 2010.  Mr. Kartsotis will be eligible to participate in the Company's 2020 Cash Incentive Plan for the 2023 fiscal year with a target bonus percentage of 130%.  The Committee did not approve any equity grants under the Company's long-term incentive plan for Mr. Kartsotis at this time.  Mr. Kartsotis is an at-will employee of the Company and is eligible for the same health and welfare benefit programs as the Company's other U.S. employees as well as perquisites disclosed in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2022

FOSSIL GROUP, INC.

	By:	/s/ Sunil M. Doshi
Sunil M. Doshi
Executive Vice President, Chief Financial Officer and Treasurer